As filed with the Securities and Exchange Commission on December 10, 1997
                                                         Registration No.
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------


                       INTERNATIONAL SPORTS WAGERING INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       22-3375134
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                              201 LOWER NOTCH ROAD
                         LITTLE FALLS, NEW JERSEY 07424
               (Address of Principal Executive Offices) (Zip code)

                           ---------------------------


           INTERNATIONAL SPORTS WAGERING INC. 1995 STOCK OPTION PLAN;
            INTERNATIONAL SPORTS WAGERING INC. 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                           ---------------------------


                       BARRY MINDES, CHAIRMAN OF THE BOARD
                       INTERNATIONAL SPORTS WAGERING INC.
                              201 LOWER NOTCH ROAD
                         LITTLE FALLS, NEW JERSEY 07424
                     (Name and address of agent for service)

                                 (973) 256-8181
          (Telephone number, including area code, of agent for service)

                           ---------------------------


                                    Copy to:

                            RICHARD M. HOFFMAN, ESQ.
                      RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                            TELEPHONE: (212) 698-7700
                            FACSIMILE: (212) 698-7825

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

=========================================== ================= =========================  =======================  =================

                                             AMOUNT TO BE       PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED      REGISTERED (1)   OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE   REGISTRATION FEE
------------------------------------------- ----------------- -------------------------  -----------------------  -----------------

Common Stock ($.001 par value per share)...    649,955(2)             $ 0.703                $ 456,918               $ 134.79
------------------------------------------- ----------------- -------------------------  -----------------------  -----------------
Common Stock ($.001 par value per share)...    180,000(3)             $ 5.56                $ 1,000,800              $ 295.24
------------------------------------------- ----------------- -------------------------  -----------------------  -----------------
Common Stock ($.001 par value per share)...    156,500(3)             $ 7.50                $ 1,173,750              $ 346.26
------------------------------------------- ----------------- -------------------------  -----------------------  -----------------
Common Stock ($.001 par value per share)...     8,000(3)              $ 3.60                 $ 28,800                $ 8.50
------------------------------------------- ----------------- -------------------------  -----------------------  -----------------
Common Stock ($.001 par value per share)...     30,000(3)             $ 5.25                 $ 157,500               $ 46.46
------------------------------------------- ----------------- -------------------------  -----------------------  -----------------
Common Stock ($.001 par value per share)...     10,000(3)             $ 6.44                 $ 64,400                $ 19.00
=========================================== ================= =========================  =======================  =================



=========================================== ================= =========================  =======================  =================

                                              AMOUNT TO BE       PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED      REGISTERED (1)   OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE   REGISTRATION FEE
------------------------------------------- ----------------- -------------------------  -----------------------  -----------------
Common Stock ($.001 par value per share)...     6,000(3)              $ 4.88                 $ 29,280              $ 8.64
------------------------------------------- ----------------- -------------------------  -----------------------  -----------------
Common Stock ($.001 par value per share)...   434,500(4)(5)           $ 2.44                $ 1,060,180            $ 312.75
------------------------------------------- ----------------- -------------------------  -----------------------  -----------------
                   TOTAL                        1,474,955                                   $ 3,971,628            $ 1,171.64
=========================================== ================= =========================  =======================  =================


------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.
(2)   Represents options granted under the Registrant's 1995 Stock Option Plan.
(3)   Represents options granted under the Registrant's 1996 Stock Option Plan.
(4) Represents options available for grant under the Registrant's 1996 Stock Option Plan.
(5) This estimate is made pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Registrant's Common Stock as of December 5, 1997 as reported on the Nasdaq SmallCap Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Documents containing the information specified in Part I of the instructions to Form S-8 will be given or sent to all persons who participate in the International Sports Wagering Inc. 1995 Stock Option Plan or the International Sports Wagering Inc. 1996 Stock Option Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents or portions thereof, as filed with the Securities and Exchange Commission (the "Commission") by International Sports Wagering Inc., a Delaware corporation (the "Registrant"), are incorporated herein by reference:

      (a) The Registrant's latest Prospectus dated December 11, 1996, as filed with the Commission on December 12, 1996 pursuant to 424(b) under the Securities Act of 1933, as amended (the "Securities Act").

      (b) Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997 filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (c) The description of the Common Stock, par value $.001 per share (the "Common Stock"), of the Registrant contained in the section entitled "Description of Securities" of the Registrant's Registration Statement on Form SB-2 (File No. 333-15005) (which is incorporated by reference in Item 1 of the Registrant's Registration Statement on Form 8-A (File No. 0-21831) filed pursuant to Section 12 of the Exchange Act).

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


      ITEM 4. DESCRIPTION OF SECURITIES.

      A description of the Registrant's Common Stock to be offered pursuant to this registration statement is not provided herein because the Registrant's Common Stock is registered under Section 12 of the Exchange Act.


      ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Certain legal matters in connection with the issuance of shares of Common Stock of the Registrant being registered hereby are being passed upon by Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, New York 10112, counsel to the Registrant. Richard M. Hoffman, who is of counsel to such firm, owns 24,184 shares and has options to purchase 39,299 shares of Common Stock.

      ITEM 6. DIRECTORS' LIMITATION OF LIABILITY AND INDEMNIFICATION.

      Section 145 of the Delaware General Corporation Law (the "DBCL") empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

      As permitted by the DGCL, the Certificate of Incorporation of the Registrant and the By-laws of the Registrant provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

      The Registrant has obtained and currently intends to maintain directors' and officers' liability insurance. In addition, the Registrant has entered into an indemnification agreement with each of its directors and executive officers under which the Registrant has agreed to indemnify each of them against expenses and losses incurred for claims brought against them by reason of being a director or officer of the Registrant.

         The Registrant believes that it is the position of the Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.


      ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


      ITEM 8. EXHIBITS.

      The following is a complete list of exhibits filed as a part of this Registration Statement:

      Exhibit No.                     Document
      -----------                      -----------

          4.1 1995 Stock Option Plan of the Registrant (incorporated by reference to Exhibit 10.11 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-15005), filed on October 29, 1996). (Effective October 23, 1996, the 1995 Option Plan was amended to increase the number of shares of Common Stock for which options could be granted thereunder from 215,000 to 649,955 as a result of a 3.0230479:1 stock split).


          4.2 1996 Stock Option Plan of the Registrant (incorporated by reference to Exhibit 10.12 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-15005), filed on October 29, 1996).

          4.3             Form of Incentive Stock Option Agreement.

          4.4             Form of Non-Qualified Stock Option Agreement.

          4.5 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-15005), filed on October 29,
                          1996).

          4.6 Amendment, filed October 24, 1996, to Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(a) to the Registrant's Registration Statement on Form SB-2 (registration No. 333-15005), filed on October 29, 1996).

          4.7 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-15005), Amendment No. 2 filed on December 3,
                          1996).

          5.1             Opinion of Rubin Baum Levin Constant & Friedman.

          23.1 Consent of Rubin Baum Levin Constant & Friedman (included in Exhibit 5.1).

          23.2            Consent of KPMG Peat Marwick LLP.

          24.1 Powers of Attorney (included on the signature page of this Registration Statement).

      ITEM 9. UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

         (iii) To include any additional or changed material information on the plan of distribution;

      provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for determining liability under the Securities Act, the Registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Little Falls, State of New Jersey, on December 10, 1997.

                       INTERNATIONAL SPORTS WAGERING INC.


                       By: /s/ Barry Mindes
                       ------------------------------------------
                       Barry Mindes, Chairman of the Board (Principal Executive Officer)


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Mindes and Bernard Albanese, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                      Title                                   Date
               ---------                                      -----                                   ----

   /s/  Barry Mindes                      Chairman of the Board (Principal Executive              December 10, 1997
---------------------------------------   Officer) and Director
     Barry Mindes

 /s/  Bernard Albanese                    President, Treasurer and Director                       December 10, 1997
---------------------------------------
     Bernard Albanese

   /s/  Jeneene M. Norman                 Chief Financial Officer (Principal Financial            December 10, 1997
---------------------------------------   and Accounting Officer)
     Jeneene M. Norman

   /s/  Fredric Kupersmith                Director                                                December 10, 1997
---------------------------------------
       Fredric Kupersmith

  /s/  Janet B. Mindes                    Director                                                December 10, 1997
---------------------------------------
     Janet B. Mindes

  /s/  Harold Rapaport                    Director                                                December 10, 1997
---------------------------------------
     Harold Rapaport



                                  EXHIBIT INDEX


     Exhibit No.       Document                                                  Page
     -----------       --------                                                  ----

        4.1 1995 Stock Option Plan of the Registrant (incorporated by reference to Exhibit 10.11 to the Registrant's
                       Registration Statement on Form SB-2 (Registration No.
                       333-15005), filed on October 29, 1996). (Effective
                       October 23, 1996, the 1995 Stock Option Plan was amended to increase the number of shares of Common Stock for which options could be granted thereunder from 215,000 to 649,955 as a result of a 3.0230479:1 stock split).

        4.2 1996 Stock Option Plan of the Registrant (incorporated by reference to Exhibit 10.12 to the Registration's
                       Registration Statement on Form SB-2 (Registration No.
                       333-15005), filed on October 29, 1996).

        4.3            Form of Incentive Stock Option Agreement.

        4.4            Form of Non-Qualified Stock Option Agreement.

        4.5            Certificate of Incorporation of the Registrant
                       (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2
                       (Registration No. 333-15005), filed on October 29, 1996).

        4.6            Amendment, filed October 24, 1996, to Certificate of
                       Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(a) to the Registrant's
                       Registration Statement on Form SB-2 (Registration No.
                       333-15005), filed on October 29, 1996).

        4.7 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration
                       Statement Form SB-2 (Registration No. 333-15005),
                       Amendment No. 2 filed on December 3, 1996).

        5.1            Opinion of Rubin Baum Levin Constant & Friedman.

        23.1 Consent of Rubin Baum Levin Constant & Friedman (included in Exhibit 5.1).

        23.2           Consent of KPMG Peat Marwick LLP.

        24.1 Powers of Attorney (included on the signature page of this Registration Statement).